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                                                                  EXHIBIT 23.6



                          [MERRILL LYNCH LETTERHEAD]


     We hereby consent to the use of our opinion letter dated April 17, 2000 to the Board of Directors of Genzyme Corporation included as Annex D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Biomatrix, Inc. with a wholly-owned subsidiary of Genzyme Corporation and the proposed recapitalization, which is described in the Joint Proxy Statement/Prospectus, and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "SUMMARY" and "BACKGROUND AND REASONS FOR THE MERGER." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             MERRILL LYNCH, PIERCE, FENNER &
                                                   SMITH INCORPORATED

                                             /s/ Brad Coburn

April 17, 2000